Five Oaks Investment Corp. Reports Third Quarter 2014 Financial Results

Further Progress in Transition to Credit and Operating Company Business Model

NEW YORK, Nov. 12, 2014 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("Five Oaks" or "the Company") today announced its financial results for the quarter ended September 30, 2014.

Quarterly Highlights

  Reported comprehensive net income attributable to common stockholders of $0.18 per common share for the quarter ended September 30, 2014, including net income per common share of $0.28 and other comprehensive income/(loss) ("OCI") of $(0.10) per common share.
  Reported Book Value of $12.50 per share on a basic and diluted basis at September 30, 2014.
  Delivered a positive economic return on common equity of 0.9%, or 3.6% annualized, comprised of $0.38 dividend per common share more than offsetting a $0.26 decrease in net book value per share.
  Acquired on September 16, 2014 in the secondary market our first investment in the first loss tranche of a Freddie Mac K-Series Multi-Family MBS transaction, together with a related interest-only tranche, for a combined investment amount of $55.5 million, and consolidated the assets and liabilities of the Trust in our third quarter financial statements. The consolidated liabilities of the Trust only have recourse to the Trust's assets, and are therefore non-recourse to us as the consolidator.
  Increased the level of our investments in prime jumbo mortgage loans, and, shortly after the end of the quarter on October 9, 2014, concluded our inaugural participation in a prime jumbo securitization transaction. We were the largest single contributor of loans, selling approximately $106 million to the securitization trust.  Having purchased all of the subordinated Class B certificates, we expect to consolidate the assets and liabilities of the Trust in our fourth quarter financial statements.
  Declared a monthly common stock dividend of $0.125 per share for October, November and December 2014.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented: "Against a somewhat choppy economic and interest rate backdrop, we delivered another positive economic return to stockholders. Just as importantly, we continued to make continued significant progress in changing our business model to that of an operating company focused on credit. Having already invested in several mezzanine tranches of the Freddie Mac Multi-Family K-Series, we bought our initial first loss tranche in such a deal, and consolidated the trust on the balance sheet. Jumbo mortgage loan volumes continued to increase, and just after quarter end, we contributed over $100mm to a J.P. Morgan securitization transaction. We bought all of the subordinated classes from this deal, and therefore expect to consolidate the trust's assets and liabilities in the fourth quarter, in line with our previously announced strategy of being actively involved in the quality of credit risk being originated for our balance sheet. We look forward to continuing the progress made in the third quarter of 2014 towards our goal of building an operating company model focused on new issue mortgage credit opportunities."

Third Quarter 2014 Operating Results

For the quarter ended September 30, 2014, the Company reported net income attributable to common stockholders of $4.2 million, or $0.28 per basic and diluted share. Our comprehensive income attributable to common stockholders was $2.6 million, or $0.18 per basic and diluted share. Besides net interest income of $4.7 million for the third quarter, the main driver of the result was net other income of $3.4 million. This comprised unrealized gain and net interest income on Linked Transactions totaling $0.8 million and realized gains of $1.0 million on sale of investments, combined with net realized and unrealized gains on derivatives aggregating $0.9 million, net realized and unrealized gains on mortgage loans held for sale of $0.4 million, and unrealized gain on multi-family mortgage loans held in securitization trusts of $0.3 million. Our total expenses for the third quarter were $2.9 million, up 23.8% from the second quarter of 2014, and primarily due to continued build out of our residential whole loan strategy.

Stockholders' Equity and Book Value Per Share

As of September 30, 2014, our stockholders' equity was $221.1 million, up 1.3% from $218.3 million at the end of the second quarter. Our book value per common share was $12.50 on a basic and fully diluted basis. This represents a 2.0% decline in book value per common share from $12.76 as of June 30, 2014, reflecting the issuance of an additional 525,000 shares in July 2014 pursuant to the underwriters' exercise of the "green shoe" relating to our June 2014 common stock offering, offset by dividends paid during the quarter.

Investment Portfolio

The following table summarizes certain characteristics of our investment portfolio as of September 30, 2014 on a non-GAAP combined basis (which reflects the inclusion of the Non-Agency RMBS underlying our Linked Transactions, and Multi-Family MBS underlying both our Linked Transactions and our net investment in the 2011-K13 Trust combined with our GAAP-reported RMBS):

$ in thousands	Principal Balance	Unamortized Premium (Discount)	Designated Credit Reserve	Amortized Cost	Unrealized Gain/ (Loss)	Fair Value	Net Weighted Average Coupon(1)	Average Yield(2)
Agency RMBS
15 year fixed-rate	$2,616	$64	$-	$2,679	$(37)	$2,642	2.50%	1.97%
30 year fixed-rate	118,304	6,672	-	124,976	(3,975)	121,001	3.50%	2.69%
Hybrid ARMS	320,757	(740)	-	320,016	2,155	322,171	2.44%	2.68%

Total Agency RMBS	441,676	5,996	-	447,672	(1,857)	445,815	2.72%	2.68%
Non-Agency RMBS	309,865	(56,195)	(57,501)	196,170	17,109	213,279	0.39%	7.74%
Multi-Family MBS	34,283	(78)	-	34,204	282	34,486	5.35%	5.39%
Multi-Family MBS PO	98,760	(25,692)	-	73,069	2,487	75,556	0.00%	6.36%
Total Multi-Family MBS	133,043	(25,770)	-	107,273	2,769	110,042	1.38%	6.05%
Multi-Family MBS IO, fair value option	1,024,656	-	-	7,845	(35)	7,810	0.18%	N/A
Multi-Family MBS PO, fair value option	79,746	-	-	47,671	320	47,992	0.00%	N/A
Total Multi-Family MBS, fair value option	1,104,403	-	-	55,516	285	55,802	0.16%	N/A

Residential Mortgage Loans	226,430	-	-	226,430	567	226,997	4.27%	4.27%
Total/Weighted Average (GAAP)	$2,215,417	$(75,969)	$(57,501)	$1,033,061	$18,873	$1,051,934	1.20%	4.44%

(1)Weighted average coupon is presented net of servicing and other fees.

(2)Average yield incorporates future prepayment assumptions.

(3)Non-Agency RMBS and Multi-Family MBS is presented on a non-GAAP combined basis (which reflects the inclusion of the Non-Agency RMBS underlying our Linked Transactions, and Multi-Family MBS underlying both our Linked Transactions and our net investment in the 2011-K13 Trust, combined with our GAAP-reported MBS).

Portfolio Financing and Hedging

At September 30, 2014, the Company financed its MBS investment portfolio with borrowings under master repurchase agreements of $499.4 million, on a GAAP basis, and $685.7 million on a non-GAAP basis (including the repurchase agreement financing associated with the Non-Agency RMBS underlying Linked Transactions, and Multi-Family MBS underlying both our Linked Transactions and our net investment in the 2011-K13 Trust). The Company financed its residential mortgage loans under two additional master repurchase agreements and one loan and security agreement, with borrowings of $205.2 million on both a GAAP and non-GAAP basis at September 30, 2014. Our weighted average borrowing cost under our MBS financing agreements was 0.57%, on a GAAP basis, and 0.89% on a non-GAAP basis as of September 30, 2014. As of September 30, 2014, the weighted average borrowing cost under our residential mortgage loan financing agreements was 2.55%. As of September 30, 2014, we borrowed 3.2 times our stockholders' equity on a GAAP basis, and 4.0 times on a non-GAAP basis representing, an increase from 2.3 times and 3.3 times, respectively, as of June 30, 2014, as we fully deployed the net proceeds of our June 2014 common stock offering.

The Company is also a party to approximately $226 million notional amount of pay-fixed receive-LIBOR swaps that have variable maturities of up to ten years, certain of which have forward start dates. The Company is also party to one interest rate swaption. The following table summarizes our hedging activity as of September 30, 2014:

Current Maturity Date for Interest Rate Swaps	Notional Amount	Fair Value	Fixed Rate Pay	Receive Rate	Maturity Years
3 years or less	35,000,000	(109,480)	0.66%	0.19%	1.4
Greater than 3 years and less than 5 years	191,000,000	(720,280)	1.66%	0.23%	4.0
Total	226,000,000	(829,759)	1.51%	0.23%	3.6

	Option			Underlying Swap
Current Option Expiration Date for Interest Rate Swaptions	Cost	Fair Value	Weighted Average Years to Expiration	Notional Amount	Pay Rate	Weighted Average Term (Years)
2 years or less	168,000	325,880	0.5	25,000,000	3.00%	10.0

Dividends

The Company declared a dividend of $0.125 per share of common stock for the months of October, November and December 2014. Based on the closing price of $10.50 as at September 30, 2014, this equates to an annualized dividend yield of 14.3%.

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT"), and as a "hybrid" REIT is focused on investing in, financing and managing a portfolio of mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS"), multi-family mortgage-backed securities ("Multi-Family MBS"), residential mortgage loans and other mortgage related investments. The Company's objective is to deliver attractive risk-adjusted returns to its investors, primarily through dividends and secondarily through capital appreciation, via an investment approach centered on taking advantage of relative value opportunities available across the whole residential mortgage market.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to account for certain of our Non-Agency RMBS and Multi-Family MBS and the associated repurchase agreement financing as Linked Transactions, and requires us to consolidate the assets and liabilities of the 2011-K13 Trust. However, in managing and evaluating the composition and performance of our MBS portfolio, we do not view the purchase of our Non-Agency RMBS or Multi-Family MBS and the associated repurchase agreement financing as transactions that are linked, and our maximum exposure to loss from consolidation of the Trust is limited to the fair value of our net investment therein. We therefore have also presented certain information that includes the Non-Agency RMBS underlying our Linked Transactions, and Multi-Family MBS underlying both Linked Transactions and our net investment in the Trust. This information constitutes non-GAAP financial measures within the meaning of Regulation G, as promulgated by the SEC. We believe that this non-GAAP information enhances the ability of investors to analyze our MBS portfolio and the performance of our MBS in the same way that we assess our MBS portfolio and such assets. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three	Three	Nine	Nine
	Months Ended	Months Ended	Months Ended	Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Interest income:
Available-for-sale securities	$4,513,999	$4,338,448	$12,904,238	$14,924,426
Mortgage loans held-for-sale	1,310,068	-	1,317,585	-
Multi-family loans held in securitization trusts, at fair value	2,433,318	-	2,433,318	-
Cash and cash equivalents	9,802	3,154	18,395	9,929
Interest expense:
Repurchase agreements - available-for-sale securities	(635,062)	(793,142)	(1,797,322)	(4,121,579)
Repurchase agreements - mortgage loans held-for-sale	(721,239)	-	(727,005)	-
Multi-family securitized debt obligations	(2,239,797)	-	(2,239,797)	-

Net interest income	4,671,089	3,548,460	11,909,412	10,812,776

Other income:
Realized gain (loss) on sale of investments, net	1,024,168	(17,080,871)	(2,433,071)	(31,358,766)
Unrealized gain (loss) and net interest income from Linked Transactions	754,189	(154,913)	15,458,922	111,905
Realized gain (loss) on derivative contracts, net	(9,079,091)	8,401,396	(10,771,684)	19,466,902
Unrealized gain (loss) on derivative contracts, net	10,009,742	(10,274,003)	(1,091,127)	(3,174,076)
Realized loss on mortgage loans held-for-sale	(73,132)	-	(73,132)	-
Unrealized gain on mortgage loans held-for-sale	474,095	-	567,337	-
Unrealized gain on multi-family loans held in securitization trusts	285,328	-	285,328	-

Total other income (loss)	3,395,299	(19,108,391)	1,942,573	(14,954,035)

Expenses:
Management fee	790,188	413,164	1,880,566	941,166
General and administrative expenses	728,488	229,324	1,361,290	529,436
Operating expenses reimbursable to Manager	843,943	634,001	2,383,413	1,542,099
Other operating expenses	439,198	103,919	944,328	202,921
Compensation expense	51,408	74,229	185,890	159,193

Total expenses	2,853,225	1,454,637	6,755,487	3,374,815

Net income (loss) before provision for income taxes	5,213,163	(17,014,568)	7,096,498	(7,516,074)
(Provision for) benefit fron income taxes	(179,136)	-	(179,136)	-
Net income (loss)	$5,034,027	$(17,014,568)	$6,917,362	$(7,516,074)

Dividends to preferred stockholders	(880,509)	-	(1,997,004)	(2,326)

Net income (loss) attributable to common stockholders	$4,153,518	$(17,014,568)	$4,920,358	$(7,518,400)

Earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$4,153,518	$(17,014,568)	$4,920,358	$(7,518,400)
Weighted average number of shares of common stock outstanding	14,640,065	7,360,350	11,564,737	5,695,881
Basic and diluted income (loss) per share	$0.28	$(2.31)	$0.43	$(1.32)
Dividends declared per share of common stock	$0.38	$0.48	$1.10	$1.28

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $506,275,939 and $444,984,955 for
September 30, 2014 and December 31, 2013, respectively)	$506,974,444	$444,984,955
Mortgage loans held-for-sale, at fair value	226,997,450	-
Multi-family loans held in securitization trusts, at fair value	1,368,692,410
Linked transactions, net, at fair value	75,804,679	33,352,562
Cash and cash equivalents	21,056,526	33,062,931
Restricted cash	37,103,295	13,343,173
Deferred offering costs	666,329	-
Accrued interest receivable	5,005,439	1,045,191
Investment related receivable	980,953	506,892
Derivative assets, at fair value	325,918	1,839,154
Other assets	153,481	66,547

Total assets (1)	$2,243,760,924	$528,201,405

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$499,462,000	$412,172,000
Mortgage loans held-for-sale	205,161,626	-
Multi-family securitized debt obligations	1,312,890,841	-
Derivative liabilities, at fair value	669,304	839,413
Accrued interest payable	2,935,156	274,615
Dividends payable	29,349	42,501
Fees and expenses payable to Manager	855,000	330,000
Other accounts payable and accrued expenses	503,935	617,514
Deferred tax liability	179,136	-

Total liabilities (1)	2,022,686,347	414,276,043

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 800,000 issued and outstanding at September 30,
2014 and December 31, 2013, respectively	37,156,972	18,060,898
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 14,718,750 and 7,389,250
shares issued and outstanding, at September 30, 2014 and December 31, 2013, respectively	146,953	73,563
Additional paid-in capital	189,378,368	110,129,489
Accumulated other comprehensive income (loss)	5,425,904	(11,094,954)
Cumulative distributions to stockholders	(25,996,718)	(11,289,370)
Accumulated earnings	14,963,098	8,045,736

Total stockholders' equity	221,074,577	113,925,362

Total liabilities and stockholders' equity	$2,243,760,924	$528,201,405

(1) Our condensed consolidated balance sheets include assets and liabililties of consolidated variable initerest entities ("VIEs") as the Company is primary beneficiary of these VIEs.  As of September 30, 2014 and December 31, 2013, assets of consolidated VIEs totaled $1,371,125,728 and $0, respectively, and the liabilities of consolidated VIEs totaled $1,315,249,444 and $0, respectively.

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CONTACT: Contact: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073